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                                                           As of October 2, 2003

RuffNation Films, LLC
c/o Grubman Indursky & Schindler, P.C.
Carnegie Hall Tower
152 West 57th Street
New York, New York 10019
Attention: Theodore P. Harris, Esq.

Ladies and Gentlemen:

Reference is made to the agreement between RuffNation Films, LLC ("you" or the "Promoter Venturer") and us (sometimes referred to hereinafter as "Sony" or "Sony Venturer"), dated as of September 20, 2002 [SMU 02-329.4(2)], with respect to the formation of a joint venture, as such agreement may have been modified or supplemented (the "Joint Venture Agreement"). The provisions of the short-form agreement preceding the Basic Agreement (all of which are part of the Joint Venture Agreement) are hereinafter referred to as the "Short-Form Provisions". The following, when signed by you and by us will modify the Joint Venture Agreement. Unless specifically provided to the contrary below, all terms defined in the Joint Venture Agreement will have the same meanings when used below.

1. Term. The first sentence of Section 3(a)(1) of the Short-Form Provisions is hereby deleted in its entirety and replaced with the following:

"The term of this agreement with respect to the Film Venture (hereinafter, the "Film Term") shall commence as of September 20, 2002, and shall continue in force for a period (such period, the "Initial Film Term") ending on the later of September 30, 2006 and the date an which you satisfy your Film Commitment (as such term is defined in the modification hereof dated as of September 30, 2003) (unless such Period is extended or suspended as provided herein). (Each of the three (3) years between the data hereof (e.g., October 2, 2003 to October 2, 2006) shall be an "Extended Contract Year".)"

2. Film Commitment. Sony acknowledges your delivery of "Snipes" as the First Film, which constitutes one (1) of the two (2) Films with respect to which you are required to fund the creation, production and marketing thereof. Notwithstanding anything to the contrary in paragraph 1 of the Short-Term Provisions, you agree that during the initial Film Term, in lieu of the second Film, you shall fund the creation, production and marketing of nine (9) Films and Deliver to Sony Home Videos of such Films (each, a "Commitment Film") for Sony's release on DVD and any other format on which Sony elects to release such Films (the "Film Commitment"). As with the First Film, Sony shall have the exclusive right, throughout the world and in perpetuity, to manufacture, market, distribute and otherwise Home Videos in any and all formats (including, without limitation, any DVD hereof) embodying each of the Films.

3. Commitment Films Treated as Second Film. For all purposes of the Joint Venture Agreement other than paragraph 3 of the Short-Form Provisions, each Commitment Film shall be deemed and treated as a Second Film.

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4. Soundtrack Albums.

         (a) Notwithstanding anything to the contrary in the Joint Venture Agreement, in lieu of releasing a Soundtrack Album for the second Film (i.e., the first Commitment Film), Sony will release a Soundtrack Album in the United States for each of the Commitment Films provided the Venturers mutually agree that such Commitment Film warrants the release of a Soundtrack Album, subject in each case to the mutual approval in writing by the Venturers of a budget in connection with the production and marketing of each Soundtrack Album. For the avoidance of doubt, all other provisions (including without limitation subparagraph 10(d) of the Short-Form Provisions) regarding Soundtrack Albums that are not in conflict with this paragraph 4 shall remain in full force and effect.

         (b) If Sony and you (i) mutually agree in writing that a Commitment Film warrants the release of a Soundtrack Album and (ii) mutually approve in writing a budget in connection with the production and marketing of such Soundtrack Album, and Sony fails to release such Soundtrack Album within 3 months after such Soundtrack Album has been Delivered to Sony, you may notify Sony, within 60 days after the end of the 3 month period concerned, that you intend to release or license such Soundtrack Album in the United States if Sony does not release such Soundtrack Album in the United States within 60 days after Sony's receipt of your notice ("Soundtrack Album Cure Period"). If Sony fails to release such Soundtrack Album before the end of the Soundtrack Album Cure Period in the United States, you shall have the right to release or enter into an agreement for the release of such Soundtrack Album in the United States with a third party licensee on terms and conditions to be approved by the Sony Venturer (the "Outside Licensing Right"). If you exercise your Outside Licensing Right and you distribute any Soundtrack Album, then you shall promptly reimburse Sony for any out-of-pocket costs actually incurred by Sony with respect to such Soundtrack Album. If you exercise your Outside Licensing Right and a third party licensee distributes any Soundtrack Album, then (A) you shall promptly reimburse the Label Venture for master use costs actually paid or incurred by the Label Venture in respect of such Soundtrack Album, and (B) if Sony has incurred marketing costs equal to or in excess of $40,000 in respect of such Soundtrack Album, an additional 50% of Promoter Venturer's net revenue in respect of such Soundtrack Album shall be paid to the Label Venture. Your only remedy for failure by Sony to release a Soundtrack Album in the United States shall be to exercise your Outside Licensing Right in accordance with this subparagraph. If you fail to give Sony any of the notices described in the foregoing provisions of this subparagraph within the appropriate time period specified in this agreement, your rights under this subparagraph shall lapse. A Soundtrack Album, for the purposes of this subparagraph only, when Sony has announced its availability for sale.

5. Foreign Release Commitment. Section 10(c)(3) of the Short-Form Provisions is hereby deleted in its entirety and replaced with the following:

"Provided you have fulfilled all your material obligations under this agreement, Sony, on behalf or the Film Venture, shall release on Home Video each Commitment Film in at least three major European territories to be mutually selected within 3 months following the initial commercial release in the United States of the Commitment Film embodied on such Home Video (each such territory, a "Release Territory"). If Sony fails to do so you may notify Sony, within 60 days after the end of the 3 month period concerned, that you intend to release or license that Commitment Film on Home Video in the Release Territory concerned if Sony does not release that Commitment Film on Home Video in the Release Territory concerned within 60 days after Sony's receipt of your notice ("Release Territory Cure Period"). If Sony fails to release the Commitment Film on Home Video before


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the end of the Release Territory Cure Period in the Release Territory concerned, you shall have the right to release or enter into an agreement for the release of such Commitment Film on Home Video in the Release Territory concerned with a third party licensee on terms and conditions to be reasonably approved by the Sony Venturer (the "Release Territory Outside Licensing Right"). Your only remedy for failure by Sony to release a Commitment Film on Home Video in any Release Territory shall be to exercise your Release Territory Outside Licensing Right in accordance with this section 10(c)(3). If you fail to give Sony any of the notices described in the foregoing provisions of this section 10(c)(3) within the appropriate time period specified in this agreement, your rights under this section 10(c)(3) shall lapse."

6. Except as expressly modified above, the terms and provisions of the Joint Venture Agreement remain, in all other respects, unmodified, are hereby ratified and reaffirmed and shall continue in full force and effect.

                                          Very truly yours,

                                          SONY MUSIC, A Group of
                                          Sony Music Entertainment Inc.

                                          By:    /s/ Ron Wilcox
                                                 -------------------------------
                                                 Ron Wilcox
                                                 EVP, BA & NT, SMEI
                                                 SVP, BA & ADM, SONY MUSIC,
                                                 A GROUP OF SMEI

ACCEPTED AND AGREED TO:

RUFFNATION FILMS, LLC

By:  /s/  Chris Schwartz
     ----------------------------
     Chris Schwartz



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